                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 24, 1996




                         COMPRESSION LABS, INCORPORATED
             (Exact name of registrant as specified in its charter)

      Delaware                       0-13218                    94-2390960
(State of jurisdiction)       (Commission File No.)           (IRS Employer
                                                            Identification No.)



                              350 E. Plumeria Drive
                               San Jose, CA 95134
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 435-3000



                              2860 Junction Avenue
                               San Jose, CA 95134
          (Former name or former address, if changed since last report)






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Item 5.  Other Events


On October 24, 1996, Compression Labs, Incorporated entered into an agreement with an institutional investor for the private placement of up to $20,000,000 of its convertible preferred stock. The Company completed the issuance of $7,000,000 of its convertible preferred stock on October 25, 1996 and has the option to complete the remaining investment in two separate installments. In connection with the private placement, the Company also issued warrants to purchase up to 375,000 shares of it's common stock to the investor and certain advisors involved in the transaction. The Company will issue a warrant to purchase an additional 75,000 shares of it's common stock to the investor upon the completion of the issuance of the second installment of its convertible preferred stock. The press release announcing such financing is filed herewith as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits


(c)      Exhibits.

EXHIBIT
NUMBER                     DESCRIPTION

4.1                        Convertible Stock Purchase Agreement, dated October 24, 1996
4.2                        Registration Rights Agreement, dated October 24, 1996
4.3                        Certificate of Designation of Convertible Series C Preferred Stock
99.1                       Press Release, dated October 24, 1996.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Compression Labs, Incorporated



Dated:  November 1, 1996                    By: /s/ Michael E. Seifert
                                               --------------------------------
                                                    Michael E. Seifert
                                                    Vice President, Finance and
                                                    Chief Accounting Officer



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION

4.1                        Convertible Stock Purchase Agreement, dated October 24, 1996
4.2                        Registration Rights Agreement, dated October 24, 1996
4.3                        Certificate of Designation of Convertible Series C Preferred Stock
99.1                       Press Release, dated October 24, 1996.



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